UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD.

On May 8, 2013, MarkWest Energy Partners, L.P. (the “Partnership”) issued a press release announcing the acquisition of Granite Wash assets from Chesapeake Energy Corporation (“Chesapeake”) in the Texas Panhandle and Western Oklahoma (the “Granite Wash Acquisition”).  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Information contained in this Current Report on Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Actual results could vary significantly from those expressed or implied in such statements and are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”

ITEM 8.01. Other Events.

On May 8, 2013, the Partnership announced the execution of definitive agreements to complete the Granite Wash Acquisition which included 100% of the ownership interests in certain midstream assets in the Anadarko Basin from a wholly owned subsidiary of Chesapeake for a total consideration of $245 million in cash, subject to certain post closing adjustments. The Partnership closed the Granite Wash Acquisition contemporaneously with the execution of the definitive agreements.

The assets acquired in the Granite Wash Acquisition consist of a 200 MMcf/d cryogenic gas processing plant that is currently under construction, 22 miles of gas gathering pipeline in Hemphill County, Texas, and approximately 30 miles of rights-of-way associated with the future construction of a high-pressure trunk line. Additional assets acquired in the Granite Wash Acquisition consist of an amine treating facility and a 5 mile gas gathering pipeline in Washita County, Oklahoma.

In conjunction with the Granite Wash Acquisition, the Partnership executed long-term, fee-based agreements with Chesapeake for gas gathering, compression, treating, and processing services. As part of the gas processing agreement, Chesapeake has dedicated approximately 130,000 acres throughout the Anadarko Basin.  In addition, the Partnership and Chesapeake extended the term of a processing agreement relating to Chesapeake’s production in the Appalachian Basin for five additional years to 2020.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 8, 2013, announcing acquisition of Granite Wash assets from Chesapeake Energy in Texas Panhandle and Western Oklahoma.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: May 9, 2013	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer